UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2019

GAMING & LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 13, 2019, the Company held its Annual Meeting of Shareholders (the "Annual Meeting"). A total of 215,009,728 shares of the Company's common stock were entitled to vote as of April 5, 2019, the record date for the Annual Meeting, of which 195,433,010, were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1. Election of directors to hold office until the 2020 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Peter M. Carlino	166,845,084	13,165,247	239,494	15,183,185
Joseph W. Marshall, III	162,550,406	17,618,225	81,194	15,183,185
James B. Perry	178,238,569	1,927,205	84,050	15,183,186
Barry F. Schwartz	178,717,573	1,448,556	83,695	15,183,186
Earl C. Shanks	178,712,543	1,455,816	81,466	15,183,185
E. Scott Urdang	138,368,787	41,295,315	585,723	15,183,185

PROPOSAL 2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year ending December 31, 2019.

For	Against	Abstentions
194,785,667	173,123	474,220

PROPOSAL 3. Approval of, on a non-binding advisory basis, the Company's executive compensation.

For	Against	Abstentions	Broker Non-Votes
148,374,535	31,685,432	189,858	15,183,185

PROPOSAL 4. Approval of a shareholder proposal requesting a report on board diversity.

For	Against	Abstentions	Broker Non-Votes
131,905,120	36,630,974	11,713,731	15,183,185

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 17, 2019	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Steven T. Snyder
	Name:	Steven T. Snyder
	Title:	Chief Financial Officer

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